_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 28, 2003

          GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-100818	13-6357101
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street New York, New York (Address of Principal Executive Offices)	10004 (Zip Code)

Registrant’s telephone number, including area code:  (212) 902-1000

                                                         None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Filed concurrently herewith under Form SE as Exhibit 99.1 are certain materials (the “Computational Materials”) furnished to the Registrant by Goldman, Sachs & Co. (the “Underwriter”) in respect of Mortgage Pass-Through Certificates, Series 2003-5F, Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-P, Class A-X, Class B1, Class B2 and Class B3 Certificates are being offered pursuant to a Prospectus Supplement, dated May 27, 2003, and a Prospectus, dated May 22, 2003 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (No. 333-100818) (the “Registration Statement”).  The Securities and Exchange Commission declared this Registration Statement effective on December 2, 2002.  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter and the Registrant did not prepare or participate (other than providing the background information concerning the underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Filed concurrently herewith under Form SE as Exhibit 99.2, a final structural and collateral term sheet, dated May 22, 2003, (the “Final Term Sheet”) prepared and used by the Registrant for a proposed offering of approximately $557,287,000 of GS Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2003-5F pursuant to the Registration Statement.  This transaction is expected to close May 30, 2003.

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Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

1.1

Computational Materials.

1.2

Final Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:  /s/ Samuel Ramos

      Name: Samuel Ramos

      Title:   Secretary

Dated:  May 28, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

    6

99.2

Final Term Sheet

Exhibit 99.1     Computational Materials

[To be filed on Form SE]

Exhibit 99.2     Final Term Sheet

[To be filed on Form SE]